                                                        ITEM 14(a)3, EXHIBIT 3.2

                                               Adopted:       September 22, 1971
                                               Amended:             May 31, 1973
                                                               November 20, 1974
                                                                November 1, 1975
                                                              September 29, 1976
                                                              September 29, 1979
                                                                 August 27, 1980
                                                               November 22, 1988
                                                                  April 14, 1989
                                                                   June 28, 1989
                                                                 January 2, 1992
                                                              September 29, 1992
                                                                February 9, 1994
                                                               February 23, 1995
                                                                   July 26, 1995
                                                              September 27, 1995
                                                                    June 6, 1996





                                    BY-LAWS

                                       OF

                          TESORO PETROLEUM CORPORATION





                                                       (As Amended June 6, 1996)

                                    BY-LAWS

                                       OF

                          TESORO PETROLEUM CORPORATION



                                   ARTICLE I

                            Meeting of Stockholders


         Section 1.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date, and at such time and place within or without the State of Delaware, as may be designated by the Board of Directors.

         Section 1.2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or any Vice President, to be held on such date, and at such time and place within or without the State of Delaware, as the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or a Vice President, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or any Vice President whenever stockholders holding shares representing a majority of the votes of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing.
Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or any Vice President. A special meeting of the stockholders shall be called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or any Vice President, for the purpose of electing one additional member to the Board of Directors in the event there should occur three tie votes of the Board of Directors with respect to any matter or series of matters at any meeting or series of meetings within a three consecutive month period.

         Section 1.3 Notice of Meeting. Written notice, signed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, any Vice President, the Secretary or an Assistant Secretary, of every meeting of stockholders (other than an adjourned meeting unless otherwise required by statute) stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where, it is to be held shall be either delivered personally or mailed to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request, and shall be given when deposited in the United States mail, postage prepaid.

         Section 1.4 Quorum. The presence at any meeting, in person or by proxy, of the holders of record of shares representing a majority of the votes of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where otherwise provided by statute.

         Section 1.5 Adjournments. In the absence of a quorum, a majority of the votes of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

         Section 1.6 Voting. Directors shall be chosen by a plurality of the votes cast at the election, and, except where otherwise provided by statute, or the Certificate of Incorporation, all other questions shall be determined by a majority of the votes cast on such question.

         Section 1.7 Proxies. Any stockholders entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by his duly authorized attorney.

         Section 1.8 Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officers at the meeting.

         Section 1.9  Consent of Stockholders in Lieu of Meeting.

                 (a) Any action required to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings or meetings of stockholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested.

                 (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in paragraph (c) of this Section.

                 (c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than fifteen days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with paragraphs (a) and (b) of this Section. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                 (d) Within three business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in this Section, the Corporation shall retain nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of consents and any revocations thereof. The Corporation shall promptly deliver all consents and revocations of consents received by it to the inspectors of election. The cost of retaining inspectors of election shall be borne by the Corporation.

                 (e) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders to the Corporation's registered office in the State of Delaware or principal place of business or to the Secretary of the Corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery is made to the Corporation's registered office in the State of Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested.

                 (f) As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the Corporation stating: (i) the number of shares represented by valid and unrevoked consents; (ii) the number of shares represented by invalid consents; (iii) the number of shares represented by invalid revocations; and (iv) the number of shares entitled to submit consents as of the record date. Unless the Corporation and the soliciting stockholders agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have five days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report. If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue of the detection by the inspectors of clerical errors) as their final report and deliver it to the Corporation. If the Corporation or the soliciting stockholders give timely written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the Corporation. A copy of the final report shall be included in the book in which the proceedings of meetings of stockholders are recorded.

                 (g) The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

                 (h) This Section shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any action with respect thereto.

         Section 1.10 Nominations for Director and Proposal of Business.

                 (a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

                 (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section, such stockholder must have given timely notice thereof in writing to the Secretary, and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving the notice and such beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                 (c) Notwithstanding anything in this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                 (d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of the Corporation's giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                 (e) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors at a meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nominations or business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

                 (f) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service.

                 (g) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange

         Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.



                                   ARTICLE II

                               Board of Directors


         Section 2.1 Number, Election and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2.2, and each director elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal. A director need not be a stockholder.

         Section 2.2 Vacancies and Additional Directorships. Unless otherwise provided in the Certificate of Incorporation or these By-laws: (1) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum; (2) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office.

         Section 2.3 The Vice Chairman of the Board of Directors.   The Board
of Directors may appoint a Vice Chairman of the Board of Directors who shall be a director but need not be a stockholder of the Corporation. The Vice Chairman shall not, by reason of said title, be or be deemed to be an officer of the Corporation. In the absence of the Chairman of the Board of Directors, the Vice Chairman shall preside at all meetings of the stockholders and of the Board of Directors. The Vice Chairman may sign, with an officer thereunto duly authorized (the signatures to which may be facsimile signatures) and may sign and execute in the name of the Corporation other instruments which the Board of Directors has authorized to be executed. From time to time, but only in the absence or at the direction of the Chairman of the Board of Directors, the Vice Chairman shall report to the Board of Directors all matters which to his knowledge the interests of the Corporation may require be brought to their attention. The Vice Chairman shall perform such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors.

         Section 2.4 Meetings. A meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, within thirty days after each annual election of directors.

         The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

         Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, any Vice President or any two directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegram, radio or cable, or telephoned or delivered to him personally, not later than two days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these By-laws need not state the purposes thereof.

         Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram, radio or cable.

         Section 2.5 Quorum. One-third of the total number of members of the Board of Directors as constituted from time to time, but not less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present, and the meeting may be held as adjourned without further notice of waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-laws.

         Section 2.6 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, any Vice President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 2.7 Removal of Directors. At any special meeting of the stockholders, duly called for the purpose of removing a director or directors as provided in these By-laws, any director or directors may, by the affirmative vote of the holders of shares representing a majority of the votes of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either for or without cause. Such vacancy shall be filled by the directors as provided in Section 2.2.

         Section 2.8 Compensation of Directors. Directors shall receive such reasonable compensation for their service as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 2.9 Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by the laws of the State of Delaware any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise at the request of the Corporation.


                                  ARTICLE III

                            Committees of the Board


         Section 3.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees including an Executive Committee, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger of consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation or, unless the resolution of the Board of Directors establishing any such committee shall expressly so provide or these By-laws shall expressly so provide, declaring a dividend on the Corporation's capital stock or authorizing the issuance of the Corporation's capital stock. The Board may designate one or more directors as alternate members of any committee who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to these By-laws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof.

         Section 3.2 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any two of its members, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent by telegram, radio or cable, addressed to him at such place, or telephoned or delivered to him personally not later than the day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram, radio or cable. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

         Section 3.3 Quorum and Manner of Acting. At each meeting of any committee the presence of one-third but not less than two of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these By-laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

         Section 3.4 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, any Vice President or the Secretary. Any such resignation shall take effect at the time specified therein, or if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.5 Removal. Any member of any committee may be removed at any time by the Board of Directors with or without cause.

         Section 3.6 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by a resolution passed by a majority of the whole Board of Directors.

         Section 3.7 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.



                                   ARTICLE IV

                                    Officers


         Section 4.1 Officers. The officers of the Corporation shall be a Chairman of the Board of Directors who shall also be the President and Chief Executive Officer, one or more Vice Presidents (which may include Executive Vice Presidents, Group Vice Presidents, Senior Vice Presidents and other categories of Vice Presidents), a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 4.3.

         Section 4.2 Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy otherwise) shall hold his office until the first meeting of the Board of

Directors after the next annual meeting of stockholders and until his successor shall have been elected, or until his death, or until he shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

         Section 4.3 Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers), to hold office for such period, have such authority and perform such duties as are provided in these By-laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

         Section 4.4 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, any Vice President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.5 Removal.  Any officer specifically designated in Section
4.1 may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the Directors then in office. Any officer or agent appointed in accordance with the provisions of
Section 4.3 may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the Directors present at such meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

         Section 4.6 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointment to such office.

         Section 4.7 The Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the President and Chief Executive Officer of the Corporation. Subject to the direction of the Board of Directors, he shall have general charge of the business affairs and property of the Corporation.
He shall see that all orders and resolutions of the Board of Directors are carried into effect. If present, he shall preside at all meetings of stockholders. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signatures to which may be facsimile signatures), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by statute to some other officer or agent. From time to time he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall perform such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors.

         Section 4.8 Executive Vice President. In the absence of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, the Executive Vice President shall preside at all meetings of stockholders. The Executive Vice President may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signatures to which may be facsimile signatures), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by statute to some other officer or agent. He shall perform such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board of Directors.

         Section 4.9 The Vice Presidents. In the event of the absence or disability of the Chairman of the Board of Directors, any Vice President designated by the Chairman of the Board of Directors (or in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all the duties of the Chairman of the Board of Directors and, when so acting, shall have all the powers of and be subject to all restrictions upon the Chairman of the Board of Directors. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by statute to some other officer or agent. Each Vice President shall perform such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board of Directors.

         Section 4.10 The Secretary.  The Secretary shall

                 (a) record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

                 (b) cause all notices to be duly given in accordance with the provisions of these By-laws and as required by statute;

                 (c) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

                 (d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

                 (e) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

                 (f) have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;

                 (g) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                 (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board of Directors or the Executive Vice President.

         Section 4.11 Assistant Secretaries. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors, the Chairman of the Board of Directors, or the Executive Vice President) shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the Executive Vice President or the Secretary.

         Section 4.12 The Treasurer.  The Treasurer shall

                 (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

                 (b) cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 5.3 of these By-laws or to be otherwise dealt with in such manner as the Board of Directors may direct;

                 (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all monies disbursed;

                 (d) render to the Board of Directors or the Chairman of the Board of Directors, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer;

                 (e) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

                 (f) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation;

                 (g) sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                 (h) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board of Directors or the Executive Vice President.

         Section 4.13 Assistant Treasurers. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors, the Chairman of the Board of Directors or the Executive Vice President) shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the Executive Vice President or the Treasurer.

         Section 4.14 Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         Section 4.15 Surety Bonds. If the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties, including responsibilities for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.


                                   ARTICLE V

                          Execution of Instruments and
                           Deposit of Corporate Funds


         Section 5.1 Execution of Instruments Generally. The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, any Vice President, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

         Section 5.2 Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and so every act and thing necessary or proper in connection therewith.

         Section 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

         Section 5.4 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

         Section 5.5 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or a Vice President or by any other person or persons thereunto authorized by the Board of Directors.



                                   ARTICLE VI

                                  Record Dates


         Section 6.1. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversation or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.



                                  ARTICLE VII

                                 Corporate Seal


         Section 7.1. The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.


                                  ARTICLE VIII

                                  Fiscal Year


         Section 8.1. The fiscal year of the Corporation shall begin on the 1st day of January in each year and shall end on the 31st day of December in the same year.



                                   ARTICLE IX

                                   Amendments


         Section 9.1. Except as otherwise provided in Article VII of the Certificate of Incorporation, all By-laws of the Corporation may be amended, altered or repealed, and new By-laws may be made, by the affirmative vote of the holders of record of shares representing a majority of the votes of the outstanding shares of stock of the Corporation entitled to vote cast at any annual or special meeting, or by the affirmative vote of a majority of the Directors cast at any regular or special meeting at which a quorum is present.